Exhibit (s)

EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Calamos Dynamic Convertible and Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, no par value	457(o)	--	--	$224,000,000	(1)	0.0001531	$34,294.40	(2)
Fees to Be Paid	Equity	Preferred shares, no par value	456(b) and 457(r)(2)	--	--	--		--	--
Fees to Be Paid	Debt	Debt securities	456(b) and 457(r)(2)	--	--	--		--	--
Fees Previously Paid	Equity	Common shares, no par value	457(o)	--	--	$1,000,000	(3)	0.0001531	$153.10
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, no par value per share	--	--	--	--								--
Carry Forward Securities	Equity	Preferred shares, no par value	--	--	--	--		--	--
Carry Forward Securities	Debt	Debt securities	--	--	--	--		--	--
	Total Offering Amounts					$225,000,000			$34,447.50
	Total Fees Previously Paid								$153.10
	Total Fee Offsets								--
	Net Fee Due								$34,294.40

(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(2) In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. Any registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(3) The Registrant previously paid $153.10 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-285521) with the Securities and Exchange Commission on March 3, 2025.